EXHIBIT 5.1


                           WINSTEAD SECHREST & MINICK
                             5400 Renaissance Tower
                                 1201 Elm Street
                            Dallas, Texas 75270-2199





                                                   Direct Dial:  (214) 745-5724
                                                   kbetts@winstead.com

                                 May ____, 1997




U.S. Restaurant Properties Master L.P.
5310 Harvest Hill Road
Suite 270
Dallas, Texas  75230

         Re:   Registration Statement on Form S-3 (Registration No. 333-21403)

Ladies and Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties Master L.P., a Delaware limited partnership (the "Company"), in connection with the Company's Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of up to 340,801 of the Company's units of limited partnership interest (the "Securities") pursuant to the Registration Statement.

         In this capacity, we have examined the Company's partnership agreement and bylaws, the proceedings of the Board of Directors of the general partner of the Company relating to the issuance of the Securities and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that the Securities to be sold by the Selling Unitholders (as defined in the Registration Statement) pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

         The opinion expressed herein is as of the date hereof and is based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the General Corporation Law of the State of Delaware and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.


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U.S. Restaurant Properties Master L.P.
May _____, 1997
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                         Very truly yours,

                                         WINSTEAD SECHREST & MINICK P.C.



                                         By:      /s/ Kenneth L. Betts
                                            -----------------------------------


KLB/dds
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